SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

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UNITED SECURITY BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNITED SECURITY BANCSHARES, INC.

TO OUR SHAREHOLDERS:

We will hold the 2003 Annual Meeting of Shareholders of United Security Bancshares, Inc. (“Bancshares”), at 2:00 p.m., local time, on Tuesday, May 13, 2003, at the Pearce Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama 36545.

We have enclosed a notice of the meeting, a proxy statement, a proxy and the Annual Report to Shareholders for 2002, and hope that you will study the enclosed material carefully and attend the meeting in person.

Whether you plan to attend the meeting or not, please sign and date the enclosed proxy and return it via facsimile (334-636-9606) or in the accompanying envelope as promptly as possible. You may revoke the proxy by voting in person at the meeting, by signing a later-dated proxy, or by giving written notice of revocation to the Secretary of Bancshares at any time before the proxy is voted.

Sincerely,

Hardie B. Kimbrough

Chairman of the Board

R. Terry Phillips

President and Chief Executive Officer

April 1, 2003

UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Telephone 334-636-5424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

May 13, 2003

TO THE SHAREHOLDERS OF UNITED SECURITY BANCSHARES, INC.:

Notice is hereby given that the 2003 Annual Meeting of Shareholders (the “Meeting”) of United Security Bancshares, Inc. (“Bancshares”) will be held at the Pearce Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama 36545, on Tuesday, May 13, 2003, at 2:00 p.m., local time, for the following purposes:

(1)	To elect 13 directors of Bancshares to serve for the ensuing year; and

(2)	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 20, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

A complete list of the shareholders of Bancshares will be available and open for examination by any shareholder of Bancshares during ordinary business hours for a period beginning two business days after the mailing of this notice.

All shareholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, you are requested to complete, sign, and date the enclosed proxy card and send it via facsimile (334-636-9606) or mail it promptly in the envelope provided for that purpose. The proxy may be revoked by your vote in person at the Meeting, by your executing and delivering a later-dated proxy, or by your giving written notice to the undersigned Secretary of Bancshares at any time prior to the voting thereof.

By Order of the Board of Directors,

Larry M. Sellers

Secretary

Thomasville, Alabama

April 1, 2003

UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Telephone 334-636-5424

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2003

INTRODUCTION

This Proxy Statement is furnished on or about April 1, 2003 by United Security Bancshares, Inc. (“Bancshares”) to the holders of common stock of Bancshares in connection with Bancshares’ Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Tuesday, May 13, 2003 at 2:00 p.m. at the Pearce Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama 36545 (the “Annual Meeting”). The matters to be considered and acted upon are: (1) the election of 13 directors of Bancshares; and (2) the transaction of such other business as may properly come before the Annual Meeting. The Board of Directors of Bancshares recommends the election of the 13 director-nominees named in this Proxy Statement.

The Board of Directors of Bancshares is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the meeting, by giving written notice to the Secretary of Bancshares or by signing a later-dated proxy. We must, however, actually receive the later-dated proxy or revocation before the vote of the shareholders. We will vote all properly executed proxies delivered pursuant to this solicitation at the meeting and in accordance with instructions, if any. If no instructions are given, we will vote the proxies FOR Item 1 on the proxy form and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

Bancshares will pay the cost of soliciting proxies. In addition to the use of the mails, we may solicit proxies by personal interview, telephone, facsimile and telegraph. Banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. Bancshares will, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

Bancshares and its Subsidiaries

Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, with assets of approximately $535 million. We operate one banking subsidiary in Alabama, First United Security Bank, a bank organized and existing under the laws of Alabama (“First United Security” or the “Bank”), with seventeen (17) banking offices. At December 31, 2002, First United Security accounted for substantially all of Bancshares’ consolidated assets.

Bancshares also owns all the stock of First Security Courier Corporation, Inc. (“First Security”), an Alabama corporation organized to provide certain bank courier services. The Bank owns all the stock of Acceptance Loan Company, Inc. (“ALC”), which provides consumer loans and purchases consumer loans from vendors. FUSB Reinsurance, Inc. (“FUSB Insurance”), an Arizona corporation and wholly-owned subsidiary of the Bank, reinsures or “underwrites” credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers.

Bancshares derives substantially all of its income from dividends from First United Security. Banking laws restrict the amount of dividends that First United Security may pay to Bancshares without regulatory approval.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 20, 2003. Only shareholders as of such date are eligible to vote at the Annual Meeting. At the close of business on March 3, 2003, there were 3,216,137 shares of the common stock of Bancshares, par value $0.01 per share, outstanding. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

Vote Required

At the Annual Meeting, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors of Bancshares will be elected at the Annual Meeting by a plurality of the votes cast, whether in person or by proxy.

A shareholder may abstain or withhold his or her vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the election of directors is determined by the votes cast at the Annual Meeting, abstentions will not affect such election.

Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (a “broker non-vote”). Generally, there will be no broker non-votes in the election of directors because the election of directors is a matter for which a broker may exercise its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 3, 2003, no person was known to management to be the beneficial owner of more than five percent (5%) of Bancshares’ outstanding common stock. The following table sets forth the number and percentage of outstanding shares of Bancshares’ common stock beneficially owned as of March 3, 2003 by (i) the Chief Executive Officer and the four (4) next highest paid executive officers of Bancshares who were serving in this capacity at the end of 2002 whose total salary and bonus exceeded $100,000 during 2002 (collectively, the “Named Executive Officers”); (ii) each director of Bancshares; and (iii) all executive officers and directors of Bancshares as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP[1]	PERCENT OF CLASS
Dan R. Barlow	9,169[2]	*
Linda H. Breedlove	3,499	*
Gerald P. Corgill	75,882[3]	2.36%
Wayne C. Curtis	150	*
John C. Gordon	67,968[4]	2.11%
William G. Harrison	28,043[5]	*
Hardie B. Kimbrough	18,519[6]	*
Jack W. Meigs	100	*
William D. Morgan	6,139[7]	*
R. Terry Phillips	1,564[8]	*
Larry M. Sellers	14,875[9]	*
Ray Sheffield	30,000[10]	*
James C. Stanley	5,000[11]	*
Robert Steen	3,067[12]	*
Howard M. Whitted	4,800	*
Bruce N. Wilson	6,320[13]	*
All directors and executive officers as a group (17 persons)	277,120	8.62%

*    Represents less than one percent (1%) of the outstanding shares.

1    Unless otherwise indicated, the named person has the sole voting and dispositive power for the shares indicated. Percentage of ownership is based on 3,216,137 shares of Bancshares’ common stock outstanding as of March 3, 2003. Bancshares currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.

2    Includes 274 shares owned by Mr. Barlow’s spouse with respect to which Mr. Barlow disclaims beneficial ownership. Also includes 678 shares held in Bancshares’ 401(k) Plan, for which Mr. Barlow holds investment power.

3    Includes 52,536 shares owned by Mr. Corgill’s spouse with respect to which Mr. Corgill disclaims beneficial ownership. Also includes 2,394 shares owned by Dozier Hardware Company, of which Mr. Corgill is President. Also includes 3,620 shares owned by Dozier Hardware Company Profit Sharing Plan & Trust.

4    Includes 5,280 shares held jointly with Mr. Gordon’s spouse. Also includes 50 shares owned by Mr. Gordon’s minor son and 50 shares owned by Mr. Gordon’s minor daughter.

5    Includes 132 shares held jointly with Mr. Harrison’s spouse.

6    Includes 140 shares held jointly with Mr. Kimbrough’s spouse. Also includes 1,436 shares owned by Mr. Kimbrough’s spouse with respect to which Mr. Kimbrough disclaims beneficial ownership.

7    Includes 6,039 shares held in Bancshares’ 401(k) Plan, for which Mr. Morgan holds investment power. Also includes 100 shares held jointly with Mr. Morgan’s spouse.

8    Includes 864 shares held in Bancshares’ 401(k) Plan, for which Mr. Phillips holds investment power. Also includes 50 shares held jointly with Mr. Phillips’ spouse.

9    Includes 8,630 shares held in Bancshares’ 401(k) Plan, for which Mr. Sellers holds investment power. Also includes 6,245 shares held jointly with Mr. Sellers’ spouse.

10    Includes 26,343 shares held jointly with Mr. Sheffield’s spouse.

11    Includes 4,800 shares held by the James C. Stanley Trust, of which Dr. Stanley is the Trustee.

12    Includes 1,067 shares held in Bancshares’ 401(k) Plan, for which Mr. Steen holds investment power. Also includes 2,000 shares held jointly with Mr. Steen’s spouse.

13    Includes 272 shares held jointly with Mr. Wilson’s spouse. Also includes 50 shares owned by Mr. Wilson’s minor son and 50 shares owned by Mr. Wilson’s minor daughter.

ELECTION OF DIRECTORS

Bancshares recommends that the shareholders elect the 13 persons named below to hold office until the 2004 Annual Meeting of Shareholders of Bancshares or until their successors are elected and qualified. All director-nominees are proposed for election for a term of one (1) year. Unless “Withhold Authority” is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election to the Board of Directors of the 13 nominees.

If, before the voting at the Annual Meeting, any person to be elected a director is unable to serve, the shares that would otherwise be voted for such person may be voted for the election of such substitute as the members of the Board of Directors may recommend. Bancshares’ management knows of no reason why any person would be unable to serve as a director.

The following provides certain biographical information about the persons who have been nominated for election as directors of Bancshares. All of these persons are currently directors of Bancshares and also directors of First United Security. Bancshares, as the sole shareholder of First United Security, intends to re-elect all directors of Bancshares as directors of First United Security. Mr. Kimbrough is currently the Chairman of the Board of Bancshares and the Chairman of the Board of First United Security. Information regarding the executive officers of Bancshares and First United Security who are not directors is also provided.

Director-Nominees

Dan R. Barlow, 61, has served as a director of Bancshares since 1997 and also currently serves as Assistant Vice President of Bancshares. Mr. Barlow has served as Executive Vice President and Senior Loan Officer of First United Security since 1997, upon the merger of First Bank & Trust (“FB&T”) with and into First United Security (the “FB&T Merger”).

Linda H. Breedlove, 59, has served as a director of Bancshares since 1997. Prior to becoming a director of Bancshares in 1997, Ms. Breedlove served as Secretary/Treasurer of The South Alabamian, Inc., a newspaper publishing company, for 27 years. As of January 2003, Ms. Breedlove is employed with Breedlove Office Supplies and Printing.

Gerald P. Corgill, 61, has served as a director of Bancshares since 1985. Mr. Corgill has served as President of Dozier Hardware Company, a hardware and building supply company, since 1982.

Wayne C. Curtis, 63, has served as a director of Bancshares since 2000. Dr. Curtis, though currently retired, has served part-time since the beginning of 1999 as Director of Education and Regulatory Affairs with the Community Bankers Association of Alabama. Dr. Curtis served as Superintendent of Banks in the Alabama State Banking Department (the “Department”) from 1997 through 1999. Dr. Curtis currently serves as Professor Emeritus of Banking at Troy State University.

John C. Gordon, 45, has served as a director of Bancshares since 1997. Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994.

William G. Harrison, 56, has served as a director of Bancshares since 1976. Mr. Harrison has served as Timber Settlements Manager for Linden Lumber Company (sawmill) since 1999. Mr. Harrison served as a driver for T.J. Pope Logging Company from 1998 until 1999. Mr. Harrison was retired from 1989 until 1998 from Bedsole Dry Goods Inc.

Hardie B. Kimbrough, 65, has served as a director of Bancshares since 1986. Mr. Kimbrough is currently Of Counsel with the law firm of Gilmore & Gilmore. Mr. Kimbrough served as Presiding Circuit Judge for the First Judicial Circuit of the State of Alabama from 1977 until his retirement in 1995.

Jack W. Meigs, 45, has served as a director of Bancshares since 1997. Mr. Meigs has served as a Circuit Judge for the Fourth Circuit of the State of Alabama since 1991.

R. Terry Phillips, 49, has served as a director of Bancshares since 1999. Mr. Phillips became a director of Bancshares pursuant to an Employment Agreement among Bancshares, First United Security and Mr. Phillips dated January 1, 1999, and Mr. Phillips has served as President and Chief Executive Officer of Bancshares and First United Security since 1999. From 1991 until 1998, Mr. Phillips served as President and Chief Executive Officer of First Community Bank in Chatom, Alabama.

Ray Sheffield, 65, has served as a director of Bancshares since 1997. Mr. Sheffield was part-owner of Deas Insurance Agency from 1976 until 2001 and part-owner of West Alabama Insurance Agency from 1996 until 2001. Mr. Sheffield, now retired, served as sheriff of Clarke County, Alabama from 1971 until 1995.

James C. Stanley, 66, has served as a director of Bancshares since 1978. Dr. Stanley practiced dentistry until his retirement in 1997.

Howard M. Whitted, 58, has served as a director of Bancshares since 1985. Mr. Whitted is a forester for Weyerhauser Company (forest products and container board manufacturer) where he has worked since 1968.

Bruce N. Wilson, 48, has served as a director of Bancshares since 1997. Mr. Wilson is currently a partner in the law firm of Wilson & Drinkard where he has worked since 1993.

Executive Officers Who Are Not Also Directors

J. Daniel Matheson III, 45, has served as Investment Officer of Bancshares since May 2001. Mr. Matheson has served as Senior Vice President of First United Security since 1996.

William D. Morgan, 54, has served as Assistant Secretary of Bancshares since 1997 and as Assistant Vice President of Bancshares since 2000. Mr. Morgan has served as Executive Vice President of First United Security since 1991.

Larry M. Sellers, 54, has served as Vice President, Secretary and Treasurer of Bancshares since 1987. Mr. Sellers has served as Senior Executive Vice President and Chief Administrative Officer of First United Security since 1984.

Robert Steen, 54, has served as Assistant Treasurer of Bancshares since 1997 and as Assistant Vice President of Bancshares since 2000. Mr. Steen has served as Executive Vice President and Chief Financial Officer of First United Security since 1997, upon the FB&T Merger.

The Board of Directors and Committees of the Board

The Boards of Directors of Bancshares and First United Security conduct their business through meetings of the boards and through committees. During 2002 the Board of Directors of Bancshares met twelve times and the Board of Directors of First United Security met twelve times. In 2002, each director attended at least 75% of the meetings of the boards and at least 75% of the committee meetings of the boards on which he or she served.

Bancshares’ board has an Audit Committee which functions to ensure that Bancshares’ financial statements present fairly the condition of Bancshares and the Bank, to determine that adequate accounting and operational controls are in place to protect Bancshares’ assets, to report to the Board of Directors of Bancshares any of its findings and to ensure that the affairs of Bancshares are being conducted in accordance with policy and regulatory and legal requirements. See “AUDIT COMMITTEE REPORT” below. The members of the Audit Committee are Wayne C. Curtis, Chairman, Hardie B. Kimbrough, William G. Harrison and Jack W. Meigs. During 2002 the Audit Committee met five times.

Bancshares’ board has a Compensation Committee that reviews officers’ salaries, benefits, incentive programs and other items of compensation. The members of the Compensation Committee are Bruce N. Wilson, Chairman, Howard M. Whitted, Gerald P. Corgill, Linda H. Breedlove and John C. Gordon. R. Terry Phillips serves in a non-voting, ex officio capacity. The Compensation Committee met four times in 2002.

Bancshares’ board has an Executive Committee, which is charged with certain duties requiring actions between board meetings, including nominating persons for election as directors of Bancshares. The Executive Committee will consider nominees recommended by shareholders in writing on a timely basis. See “PROPOSALS OF SHAREHOLDERS” below. The members of the Executive Committee are Gerald P. Corgill, Wayne C. Curtis, Ray Sheffield, John C. Gordon and Hardie B. Kimbrough. Mr. Phillips serves on the Executive Committee in a non-voting, ex officio capacity. The Executive Committee met seven times in 2002.

The directors of Bancshares receive $600 per month for service as directors, with the exception of the Chairman of the Board, who receives $900 per month. The directors of Bancshares who also serve as directors of First United Security, receive a fee of $400 per regular board meeting of First United Security. Outside members of committees of Bancshares and First United Security receive fees of $100 per meeting attended.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of Bancshares and persons who own more than 10% of a registered class of Bancshares’ equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock of Bancshares. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish Bancshares with copies of all Section 16(a) reports they file.

To Bancshares’ knowledge, based solely on review of the copies of such reports furnished to Bancshares and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) reports applicable to its directors, executive officers and greater than 10% beneficial owners were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers of Bancshares and First United Security and their associates were customers of, and had transactions with, First United Security in the ordinary course of business since the beginning of the last fiscal year, and additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features.

During 2002 the law firm of Wilson & Drinkard, of which Bruce N. Wilson, a director of Bancshares, is a partner, and the law firm of Gilmore & Gilmore, of which Hardie B. Kimbrough, a director of Bancshares, is Of Counsel, rendered various legal services to Bancshares and its subsidiaries.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four directors who are “independent” directors as defined under the rules of The Nasdaq Stock Market, Inc. The Audit Committee members do not have any relationship with Bancshares or the Bank that may interfere with the exercise of their independence from management, Bancshares and the Bank. None of the Audit Committee members are current officers or employees of Bancshares or the Bank. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000.

The Audit Committee of the Board of Directors has reviewed and discussed with management the audited financial statements of Bancshares as of and for the year ended December 31, 2002.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors, the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2002.

Wayne C. Curtis, Chairman

William G. Harrison

Hardie B. Kimbrough

Jack W. Meigs

COMPENSATION COMMITTEE REPORT

This report is provided by the Compensation Committee of the Board of Directors (the “Committee”) to assist shareholders in understanding the Committee’s objectives and procedures in establishing the compensation of Bancshares’ and First United Security’s Chief Executive Officer and other senior executives.

The Committee consists of five (5) outside directors and also includes the Chief Executive Officer who serves in a non-voting, ex officio capacity. The Committee is responsible for establishing and administering Bancshares’ and First United Security’s executive compensation program.

The Committee has been provided with competitive pay and performance information by outside sources. First United Security’s staff provided additional analysis that was used by the Committee. In structuring the incentive programs, the Committee has been advised by external legal counsel, as well as Bancshares’ staff, on plan design.

Compensation Philosophy and Objectives

The Committee believes that compensation of Bancshares’ or First United Security’s key executives should:

•	link rewards to business results and shareholders’ returns,

•	encourage creation of shareholders’ value and achievement of strategic objectives,

•	maintain an appropriate balance between salary and incentive opportunity,

•	attract and retain, on a long-term basis, high caliber personnel,

•	provide a total compensation opportunity that is competitive with the banking industry, taking into account relative company size and performance as well as individual responsibilities and performance and

•	continue to provide compensation that is tax deductible.

Key Elements of Executive Compensation

Bancshares’ and First United Security’s existing executive compensation program consists of three elements: base pay, incentives and stock options. Payment of the incentives depends on performance measured against annual objectives as described below.

Base Pay

•	Salary structures are targeted to average pay levels of other regional banks of similar size and structure. Individual base pay within the structures is based on sustained individual performance towards achieving Bancshares’ goals and objectives.

•	Executive officers’ salaries are reviewed annually.

Incentives

•	The incentive plan is an annual cash incentive plan that links incentives to performance results of the prior year. Awards are based on three components: corporate results, bank operating results and individual performance.

•	Operating and financial targets are set at the beginning of each year. Targets include a variety of elements such as: loan growth, expense control, income generation, return on average assets (“ROAA”), return on average equity (“ROAE”) and loan portfolio performance. Results are measured against annual business plan objectives and against industry standards.

•	Actual individual incentives depend on assessments of individual success in meeting targets.

Stock Options

Stock options are granted for two primary reasons:

•	The Committee believes stock options align executive compensation with shareholders’ interests, since no rewards are realized unless the stock value increases.

•	Stock options are the most common type of long-term incentive among banks and bank holding companies, and they enable Bancshares and First United Security to be competitive in retaining qualified management.

Bancshares’ Long-Term Incentive Compensation Plan was approved by shareholders in 1997. This plan provides for the issuance of up to 60,000 shares of Bancshares’ common stock. During 1997, options for 57,350 shares were granted and were exercisable. They were made available to all First United Security employees. During 1998, options for 600 shares were granted to two executive officers of ALC, and in 1999, options for 2,050 shares were granted to the Chief Executive Officer. The options were issued at the fair market value of Bancshares’ common stock on the date of the grant and expire five years after the date of the grant. As of March 3, 2003, all outstanding options have been exercised.

2002 CEO Compensation

R. Terry Phillips, Chief Executive Officer, executed an employment agreement effective January 1, 2000. Mr. Phillips’ 2002 base salary was set through the three-year employment agreement.

The 2002 incentive compensation for the Chief Executive Officer was based on the same goals and criteria as the incentive for bank loan officers. Bank employees earned a cash incentive based on a minimum ROAA goal for the Bank of 1.30% and a minimum ROAE goal for Bancshares of 14%. The incentive award was based on the actual achievement of 1.82% ROAA for the Bank and 16.52% ROAE for Bancshares. Additionally,

the Chief Executive Officer was awarded a cash incentive for his success in increasing average deposit growth and maintaining low charge-offs and delinquencies in the loan portfolio. The Committee’s base salary and incentive recommendation for the Chief Executive Officer was reviewed and approved by all of the members of the Board of Directors.

Based on recommendations to the Committee from the Chief Executive Officer, the 2002 base salaries for the other executive officers were established by the Committee. The Committee reviewed the overall recommendations regarding each named executive officer with the Board of Directors and secured full board approval.

Other Executive Compensation

First United Security provides programs to executives that are also available to other employees, including The United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions), health insurance and stock options. Bancshares provides no pension programs.

This report furnished by the Compensation Committee:

Bruce N. Wilson, Chairman
Linda H. Breedlove
John C. Gordon
Howard M. Whitted
Gerald P. Corgill

Comparative Stock Performance

The following graph compares cumulative total shareholder returns on Bancshares’ common stock for the five years ended December 31, 2002, with that of The Standard and Poor’s Composite Index (“S&P 500”) and the Carson Medlin Company’s Independent Bank Index, which includes 23 independent community banks located in the Southeastern United States (the “Independent Bank Index”). The graph shows the comparative values for $100 invested on December 31, 1997.1

	1997	1998	1999	2000	2001	2002
UNITED SECURITY BANCSHARES, INC.	100	97	71	55	81	90
INDEPENDENT BANK INDEX	100	113	105	97	113	141
S&P 500 INDEX	100	129	156	141	125	97
[1]	Source: Carson Medlin Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer-company director interlocks existed for 2002. During 2002 R. Terry Phillips, President and Chief Executive Officer of Bancshares, was a non-voting, ex officio member of the Compensation Committee. He participated only in compensation recommendations, discussions and decisions involving officers other than himself.

EXECUTIVE COMPENSATION BENEFITS

The following table indicates all compensation paid by Bancshares or First United Security for services rendered to Bancshares or First United Security during the last three years by R. Terry Phillips, Larry M. Sellers, Robert Steen, Dan R. Barlow and William D. Morgan, the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name/Title	Year		Salary		Bonus	All Other Compensation[1]
R. Terry Phillips President & Chief Executive Officer of Bancshares and First United Security[2]	2002 2001 2000	$ $ $	207,697 200,123 192,500	$ $ $	66,463 57,035 59,675	$25,875 $22,526 $22,526

Larry M. Sellers Vice President, Secretary & Treasurer of Bancshares and Senior Executive Vice President & Chief Administrative Officer of First United Security	2002 2001 2000	$ $ $	115,644 105,500 101,000	$ $ $	31,513 24,792 31,310	$14,626 $14,175 $13,766

Robert Steen Assistant Vice President & Assistant Treasurer of Bancshares and Executive Vice President & Chief Financial Officer of First United Security	2002 2001 2000	$ $ $	97,558 90,712 83,000	$ $ $	27,098 20,915 26,225	$10,821 $10,616 $ 9,865

Dan R. Barlow Assistant Vice President of Bancshares and Executive Vice President & Senior Loan Officer of First United Security	2002 2001 2000	$ $ $	92,082 89,500 86,962	$ $ $	20,655 19,545 29,567	$18,697 $19,156 $18,785

William D. Morgan Assistant Vice President & Assistant Secretary of Bancshares and Executive Vice President of First United Security	2002 2001 2000	$ $ $	92,082 89,500 86,750	$ $ $	19,567 20,585 24,507	$10,360 $10,450 $ 9,901

1            The amounts shown in this column represent Bancshares’ contributions to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) in the amounts of $12,000 for Mr. Phillips, $8,426 for Mr. Sellers, $7,221 for Mr. Steen, $6,697 for Mr. Barlow and $6,760 for Mr. Morgan; payments of board fees in the amount of $12,000 for Mr. Phillips, $5,400 for Mr. Sellers, $3,600 for Mr. Steen, $12,000 for Mr. Barlow and $3,600 for Mr. Morgan; and premiums paid on term life insurance policies in the amount of $1,875 for Mr. Phillips and $800 for Mr. Sellers.

2            Bancshares entered into an employment agreement on January 1, 2000, with R. Terry Phillips, President and Chief Executive Officer, which provides, among other things, that Mr. Phillips will be employed for a period of three years as President and Chief Executive Officer of Bancshares and First United Security and that he will receive a minimum annual salary of $192,500. Mr. Phillips is also eligible to participate in First United Security’s incentive compensation plan. Mr. Phillips’ employment agreement also provides that he is entitled to receive severance compensation in an amount equal to his average annual salary for the period of the contract if he is terminated for any reason other than his death or disability, his resignation, his conviction of a crime of moral turpitude or the expiration of his agreement. Mr. Phillips will be entitled to such severance compensation upon any reduction in the level or change in the nature of his responsibilities to Bancshares or First United Security. If Mr. Phillips’ employment is terminated due to a change in ownership of the Bank, he will receive three times his annual salary.

Options Exercised

The following table sets forth certain information concerning exercises of stock options by the Named Executive Officers during 2002 and the number of options and value of unexercised options held by such persons at December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
R. Terry Phillips	0	N/A	2,050/0	0/0
Larry M. Sellers	2,342	$24,825	0/0	0/0
Robert Steen	2,399	$26,509	0/0	0/0
Dan R. Barlow	0	N/A	0/0	0/0
William D. Morgan	0	N/A	0/0	0/0

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General

The Board of Directors of Bancshares, based on the recommendation of its Audit Committee, has selected Ernst & Young LLP (“Ernst & Young”) to serve as the independent auditor for the current year. The Audit Committee considered the provision of non-audit services by Ernst & Young in its determination regarding Ernst & Young’s independence.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

On March 21, 2002, Bancshares’ Board of Directors, based on the recommendation of its Audit Committee, dismissed Arthur Andersen LLP (“Andersen”) as Bancshares’ independent auditor and engaged Ernst & Young to serve as its independent auditor for the 2002 fiscal year effective March 22, 2002.1

The reports of Andersen on Bancshares’ financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

1            Additionally, the Board of Directors approved the engagement of the accounting firm of McKean & Associates-Saltmarsh, Cleveland and Gund to conduct the necessary audit procedures for Acceptance Loan Company for the year ended December 31, 2002.

During the years ended December 31, 2001 and 2000, and in the interim period between December 31, 2001 and March 22, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter in their report. During the years ended December 31, 2001 and 2000, there were no “reportable events” (as defined in Item 304(a) (1) (v) of Regulation S-K promulgated by the SEC).

Audit Fees

The aggregate fees billed by Ernst & Young for the audit of Bancshares’ annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in Bancshares’ Forms 10-Q for the fiscal year ended December 31, 2002 totaled $91,374. The aggregate fees billed by Andersen for completion of 2001 audit work performed in 2002 and the review of the financial statements included in Bancshares’ Form 10-Q for the quarter ended March 31, 2002 totaled $75,600.

Financial Information Systems Design and Implementation Fees

During the fiscal year ended December 31, 2002, Bancshares was not charged any fees by Ernst & Young or Andersen related to the design or implementation of a financial information system.

All Other Fees

Ernst & Young and Andersen billed Bancshares $13,760 and $27,936, respectively, during the fiscal year ended December 31, 2002, for services other than those discussed above.

PROPOSALS OF SHAREHOLDERS

If any shareholder wishes to present a proposal for action at the 2004 Annual Meeting of Shareholders, the shareholder must comply with applicable SEC regulations, including adequate notice to Bancshares. Shareholder proposals submitted to Bancshares in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received at Bancshares’ executive offices on or before December 3, 2003. Pursuant to SEC Rules 14a-4 and 14a-5 (which, among other things, concern the exercise of discretionary voting authority with respect to shareholder proposals other than proposals that have been requested to be included in the company’s proxy statement), shareholders are advised that a shareholder proposal will be considered untimely if provided to Bancshares after February 16, 2004. Any proposal must be submitted in writing by Certified Mail-Return Receipt Requested, to United Security Bancshares, Inc., Attention: Larry M. Sellers, Secretary, 131 West Front Street, Post Office Box 249, Thomasville, Alabama 36784.

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those listed in the notice of the Annual Meeting and referred to herein.

Bancshares will furnish without charge to its shareholders, upon written request, a copy of Bancshares’ annual report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the SEC for the year ended December 31, 2002. Copies of the exhibits to such report will also be available upon payment of a reasonable fee for copying charges.

Requests should be made to:

Larry M. Sellers, Secretary

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT VIA FACSIMILE (334-636-9606) OR IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE TO THE SECRETARY OF BANCSHARES AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND DELIVERING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

UNITED SECURITY BANCSHARES, INC.

Thomasville, Alabama

April 1, 2003

REVOCABLE PROXY

UNITED SECURITY BANCSHARES, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

SOLICITED BY THE BOARD OF DIRECTORS

UNITED SECURITY BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2003

The undersigned hereby appoints Hardie B. Kimbrough and R. Terry Phillips, or                          or any one of them, proxies for the undersigned, or such other persons as the Board of Directors of United Security Bancshares, Inc. (“Bancshares”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of Common Stock of Bancshares, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bancshares to be held on May 13, 2003, and at any and all adjournments or postponements thereof.

		For	Withhold	For All Except
1.	The election of all the nominees listed below to serve as directors until the next annual meeting of stockholders or until their successors shall be elected and qualified.	☐	☐	☐

NOMINEES:

Dan R. Barlow	Jack W. Meigs
Linda H. Breedlove	R. Terry Phillips
Gerald P. Corgill	Ray Sheffield
Wayne C. Curtis	James C. Stanley
John C. Gordon	Howard M. Whitted
William G. Harrison	Bruce N. Wilson
Hardie B. Kimbrough

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign exactly as name appears herein and date this Proxy in the space provided.	Date

Stockholder sign above                                                             Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

UNITED SECURITY BANCSHARES, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.